UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2006

Williams-Sonoma, Inc.
(Exact name of registrant as specified in its charter)

California	001-14077	94-2203880
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

    3250 Van Ness Avenue, San Francisco, California 94109

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code     (415) 421-7900

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On May 23, 2006, the shareholders of Williams-Sonoma, Inc. (the “Company”) approved the amendment and restatement of the Company’s 2001 Long-Term Incentive Plan (the “Plan”) to: (i) increase the shares issuable under the Plan by 6,000,000 shares, plus 705,743 shares that remain available for issuance in the Company’s 1993 Stock Option Plan and the Company’s 2000 Nonqualified Stock Option Plan as of March 15, 2006, plus any shares subject to outstanding options under these plans that subsequently expire unexercised, up to a maximum of 754,160 shares; and (ii) to make certain other amendments. A copy of the Plan is attached hereto as Exhibit 10.1.

Item 2.02.	Results of Operations and Financial Condition

On May 24, 2006, the Company announced via press release the Company’s financial results for its first quarter ended April 30, 2006. A copy of the Company’s press release is attached hereto as Exhibit 99.1. The attached exhibit is provided under Item 2.02 of Form 8-K and is furnished to, but not filed with, the Securities and Exchange Commission.

Item 9.01. Financial Statements and Exhibits

(d)	List of Exhibits:

10.1	Williams-Sonoma, Inc. 2001 Long-Term Incentive Plan

99.1	Press Release dated May 24, 2006 entitled Williams-Sonoma, Inc. Reports First Quarter 2006 Earnings Results

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLIAMS-SONOMA, INC.

Date: May 24, 2006	By:	/s/ Sharon L. McCollam
Sharon L. McCollam
Executive Vice President,
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Williams-Sonoma, Inc. 2001 Long-Term Incentive Plan

99.1	Press Release dated May 24, 2006 entitled Williams-Sonoma, Inc. Reports First Quarter 2006 Earnings Results

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